FOR IMMEDIATE RELEASE

Sequenom Contact:
Paul Goodson	Rachel Lipsitz
Investor Relations	Media Contact
Sequenom, Inc.	inVentiv Health PR Group
858-202-9427	858-449-9575
pgoodson@sequenom.com	rachel.lipsitz@inventivhealth.com

SEQUENOM, INC. ANNOUNCES RESTRUCTURING: PLANS SALE OF NORTH CAROLINA OPERATIONS AND INITIATIVES TO IMPROVE EFFICIENCIES
SAN DIEGO, Calif. - Jan. 7, 2016 - Sequenom, Inc. (NASDAQ: SQNM), a life sciences company committed to enabling healthier lives through the development of innovative products and services, today announced actions designed to sharpen the company’s focus on its core women’s health business, reduce its operating costs and optimize its organizational structure and processes. Among these initiatives are plans to divest Sequenom’s North Carolina operations, partner non-core assets, improve laboratory efficiency and increase organizational effectiveness.
“We believe these changes will position Sequenom to achieve higher levels of near-term performance while still allowing us to pursue our longer-term potential,” said Sequenom President and CEO Dirk van den Boom. “We have the most comprehensive portfolio of products for noninvasive prenatal applications, a game changing new product in our MaterniT® GENOME laboratory-developed test, an experienced sales force, and an increased focus on serving physicians addressing average risk pregnancies. Because these advantages are considerable, it is essential for us to concentrate our resources on making the most of our opportunities in women’s health.”
The company will focus its R&D programs on broadening the portfolio with tests serving obstetricians, gynecologists and maternal fetal medicine specialists, and expand its presence in the obstetrics and gynecology sales channel to better serve average risk and high risk pregnancies seen by these physicians. “In making these changes, we are committed to unlocking the value that already exists in the business,” said Dr. van den Boom.
Planned Sale of North Carolina Operations
In order to better leverage its existing San Diego infrastructure, Sequenom intends to sell its operations in Research Triangle Park, North Carolina, where the company maintains a clinical genomic laboratory for processing noninvasive prenatal tests and other reproductive health tests. Operations currently conducted in North Carolina will be consolidated in San Diego throughout the first half of 2016. “Our employees have always displayed a remarkable passion for innovation and a strong commitment to delivering the highest quality products in support of women’s health,” said Dr. van den Boom. “In making the difficult decision to sell our North Carolina facility, we are working hard to find a buyer that may be able to employ some or all of our team, thereby minimizing the effect on our employees and their families."
Partnership Opportunities
Sequenom will also seek strategic partners for the commercialization of its oncology liquid biopsy assay with a concomitant reduction in research and development spending in this area. “We have successfully advanced our oncology liquid biopsy assay technology and created the most comprehensive circulating tumor DNA profiling assay, which has multiple applications. We believe this valuable asset can most effectively be advanced together with partners that have clinical expertise and a distribution presence in product markets relevant to these oncology assays” remarked Dr. van den Boom.

Operational Efficiencies, Cost Reductions, and Operating Cash Flow Goal
To improve the efficiency of its overall operations, Sequenom has conducted a detailed review of all of its operating functions, internal staffing levels, and corporate relationships, and intends to effect reductions in a number of areas. Sequenom will reduce its workforce by approximately 20%, or 110 positions, out of a total of approximately 500 filled and authorized positions. “We understand that this will be a difficult time for our affected employees and we are committed to act with fairness, integrity and respect, and provide support to them during this transition. In particular, I want to give my sincere thanks to our departing employees for their efforts and wish them great success in the future,” Dr. van den Boom said.
As a result of the restructuring program, Sequenom has increased its previously announced expected cost savings of over $10 million annually to an annualized cost savings anticipated to exceed $20 million in late 2016, once all reductions are fully implemented. Reductions are planned in both the cost of revenues and in operating expenses, primarily in research and development and general and administrative functions.
In parallel with the efficiency initiatives and cost reductions, Sequenom announced its goal of attaining a neutral operating cash flow run rate before the end of 2017. “One important goal of this restructuring is to enable Sequenom’s operations to be sustainable and self-supporting,” said Dr. van den Boom.
About Sequenom
Sequenom, Inc. (NASDAQ: SQNM) is committed to enabling healthier lives through the development of innovative products and services. The Company serves patients and physicians by providing early patient management information. To learn how Sequenom is interpreting the genome to improve your life, visit www.sequenom.com.
About Sequenom Laboratories
Sequenom Laboratories, a CAP-accredited and CLIA-certified molecular diagnostics laboratory, has developed a broad range of laboratory tests, with a focus principally on prenatal care. Branded under the names HerediT®, HerediT® UNIVERSAL, MaterniT® GENOME, MaterniT21® PLUS, NextView®, SensiGene® and VisibiliT™, these molecular genetic laboratory-developed tests provide early patient management information for obstetricians, geneticists, and maternal fetal medicine specialists. Sequenom Laboratories is changing the landscape in genetic diagnostics using proprietary cutting edge technologies. Visit www.laboratories.sequenom.com and follow @SequenomLabs.
SEQUENOM®, HerediT®, MaterniT® GENOME, MaterniT21® PLUS, NextView®, SensiGene®, VisibiliT™ and Sequenom Laboratories™ are trademarks of Sequenom, Inc. All other trademarks and service marks are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the development of innovative products and services; whether the announced actions will sharpen the Company’s focus on its core women’s health business, reduce its operating costs and optimize its organizational structure and processes; the ability to divest the North Carolina operations, partner non-core assets, improve laboratory efficiency and increase organizational effectiveness; that the announced changes will achieve higher levels of near-term performance while still allowing the pursuit of longer-term potential; the ability to broaden the portfolio with tests serving obstetricians, gynecologists and maternal fetal medicine specialists; the ability to expand the Company’s presence in the obstetrics and gynecology sales channel; that the announced changes will unlock the value that already exists in the business; the ability to find a buyer for the North Carolina operations that may be able to employ some or all of the employees at the North Carolina facility; the ability to secure strategic partners for the commercialization of the Company’s oncology liquid biopsy assay; the ability to reduce the Company’s workforce by approximately 20%, or 110 positions, and reduce the Company’s cost of revenues and operating expenses to achieve annualized cost savings in excess of $20 million by late 2016; and the ability to attain a neutral operating cash flow run rate before the end of 2017. Risks are described more fully in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.